Exhibit 16.1


May 30, 2007



Securities and Exchange Commission
Washington, D.C. 20549


Commissioners:

We have read BAB, Inc.'s statements included under Item 4.01 of its Form 8-K filed on May 30, 2007, and we agree with such statements concerning our firm.



/s/ McGLADREY & PULLEN, LLP